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                                                                     EXHIBIT 5.1



LATHAM & WATKINS LLP                    600 West Broadway, Suite 1800
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      January 11, 2005                  Hamburg       Paris
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                                                      Washington, D.C.



LifePoint, Inc.
1205 South Dupont Street
Ontario, California 91761

         Re:  Registration Statement on Form S-3;
              61,859,070 shares of Common Stock, par value $.001 per share
              ------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the registration by LifePoint, Inc., a Delaware corporation (the "Company"), of 61,859,070 shares of common stock, par value $.001 per share (the "Shares"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on January 11, 2005 (the "Registration Statement"), you have requested our opinion set forth below. Of the Shares being registered, (i) 20,000,000 shares (the "Series E Conversion Shares") may be issued in the future upon conversion of the Series E Convertible Preferred Stock, $.001 par value per share, of the Company (the "Series E Preferred Stock"), (ii) 15,039,674 shares (the "Series D Conversion Shares," and together with the Series E Conversion Shares, the "Conversion Shares") may be issued in the future upon conversion of the Series D Convertible Preferred Stock, $.001 par value per share, of the Company (the "Series D Preferred Stock"), (iii) 3,215,030 shares may be issued in the future as payment of dividends with respect to the Series E Preferred Stock (the "Series E Redemption Shares"), (iv) 1,654,366 shares may be issued in the future as payment of premium with respect to the Series D Preferred Stock (the "Series D Redemption Shares," and together with the Series E Redemption Shares, the "Redemption Shares") and (v) 21,950,000 shares (the "Warrant Shares") may be issued in the future upon exercise of certain warrants (the "Warrants").

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

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JANUARY 11, 2005
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LATHAM & WATKINS LLP


         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that (i) upon the conversion of the Series E Preferred Stock and Series D Preferred Stock in accordance with the terms set forth in the Company's Amended and Restated Certificate of Incorporation, under which such Conversion Shares will be issued, such Conversion Shares will be validly issued, fully paid and nonassessable,
(ii) upon the payment of dividends in Company common stock with respect to the Series E Preferred Stock in accordance with the Company's Amended and Restated Certificate of Incorporation, under which such Redemption Shares will be issued, such Redemption Shares will be validly issued, fully paid and nonassessable, and
(iii) upon exercise of the Warrants and payment for the Warrant Shares in accordance with the terms set forth in the respective Warrants, under which such Warrant Shares will be issued, such Warrant Shares will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters".


                                                     Truly yours,

                                                     /S/  LATHAM & WATKINS LLP
                                                     -------------------------

                                                     Latham & Watkins LLP